Exhibit 21

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2008

Subsidiary companies of the Registrant are listed below.

Name of Subsidiary	State or Sovereign Power of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements

Alternative Energy Services LLC	Delaware
Annunciata Corporation	Delaware
Argonaut Holdings, Inc.	Delaware
Auto Lease Finance Corporation	Cayman Islands
North American New Cars, Inc.	Delaware
BOCO (Proprietary) Limited	South Africa
General Motors South Africa (Pty) Limited	South Africa
Carve-Out Ownership Cooperative LLC	Delaware
Chevrolet Sociedad Anonima de Ahorro para Fines Determinados	Argentina
Controladora General Motors, S.A. de C.V.	Mexico
Controladora ACDelco S.A. de C.V.	Mexico
Cadillac Polanco, S.A. de C.V.	Mexico
General Motors de Mexico, S. de R.L. de C.V.	Mexico
Sistemas para Automotores de Mexico, S. de R.L. de C.V.	Mexico
DMAX, Ltd.	Ohio
Environmental Corporate Remediation Company, Inc.	Delaware
General International Limited	Bermuda
General International Insurance Services Limited	Bermuda
General Motors—Colmotores S.A.	Colombia
General Motors Asia Pacific (Japan) Limited	Japan
General Motors Asia Pacific (Pte) Ltd.	Singapore
General Motors Asia Pacific Holdings, LLC	Delaware
General Motors India Private Limited	India
General Motors Limited	United Kingdom
General Motors Powertrain (Thailand) Limited	Thailand
GM APO Holdings, LLC	Delaware
General Motors Taiwan Ltd.	Taiwan, Province of China
GM LAAM Holdings, LLC	Delaware
General Motors del Ecuador S.A.	Ecuador
General Motors do Brasil Ltda.	Brazil
General Motors Israel Ltd.	Israel
General Motors Venezolana, C.A.	Venezuela
Hicom-Chevrolet, Sdn Bhd	Malaysia
P.T. General Motors Indonesia	Indonesia
P.T. G M AutoWorld Indonesia	Indonesia
General Motors Asia, Inc.	Delaware
Chevrolet Sales (Thailand) Limited	Thailand
General Motors Southeast Asia Operations Limited (GM ASEAN)	Thailand
GM Auto World Korea Co.	Korea, Republic of
General Motors Asset Management Corporation	Delaware
General Motors Investment Management Corporation	Delaware
GMAM Real Estate I, LLC	Delaware
General Motors Trust Bank, N.A.	New York
GM Asset Management (UK) Limited	United Kingdom
General Motors Automobiles Philippines, Inc.	Philippines
General Motors Chile Industria Automotriz Limitada	Chile
General Motors China, Inc.	Delaware
General Motors (Hong Kong) Company Limited	Hong Kong
Tai Jin International Automotive Distribution Co., Ltd	Taiwan, Province of China
General Motors Commercial Corporation	Delaware
General Motors East Africa Limited	Kenya

Name of Subsidiary	State or Sovereign Power of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements

General Motors Espana, S.L.	Spain
General Motors Manufacturing Poland Sp.z.oo	Poland
General Motors Export Corporation	Delaware
General Motors Foreign Sales Corporation	Barbados
General Motors Global Industries Co., Ltd.	Taiwan, Province of China
General Motors Global Service Operations, Inc.	Delaware
General Motors Indonesia, Inc.	Delaware
General Motors International Holdings, Inc.	Delaware
General Motors Automotive Holdings, S.L.	Spain
Adam Opel GmbH	Germany
General Motors Belgium N.V.	Belgium
General Motors Poland Spolka, zo. o.	Poland
General Motors Turkiye Limited Sirketi	Turkey
GM Automotive Services Belgium NV	Belgium
GMEH Holding, LLC	Delaware
General Motors Europe Holdings, S.L.	Spain
General Motors Investment Services Company N.V.	Belgium
General Motors Japan Ltd	Japan
General Motors Korea, Inc.	Delaware
GM Korea Co., Ltd.	Korea, Republic of
General Motors Nova Scotia Finance Company	Canada
General Motors Nova Scotia Investments Limited.	Canada
General Motors of Canada Limited	Canada
1908 Holdings Ltd.	Cayman Islands
Parkwood Holdings Ltd.	Cayman Islands
2035208 Ontario Inc.	Canada
2140879 Ontario Inc.	Canada
GMCH&SP Private Equity II L.P.	Canada
3183795 Nova Scotia ULC	Canada
3535673 Canada Inc.	Canada
GM Automotive UK	United Kingdom
IBC Vehicles Limited	United Kingdom
Millbrook Pension Management Limited	United Kingdom
Millbrook Proving Ground Limited	United Kingdom
VHC Sub-Holdings (UK)	United Kingdom
GM Overseas Funding, LLC	Delaware
General Motors Coordination Center BVBA	Belgium
OnStar Canada Corporation	Canada
Saab Automobile Investering AB	Sweden
Saab Automobile AB	Sweden
General Motors Overseas Corporation	Delaware
General Motors Australia Ltd.	Australia
General Motors Investments Pty. Ltd.	Australia
GM Holden Ltd.	Australia
General Motors Overseas Commercial Vehicle Corporation	Delaware
GMOC Administrative Services Corporation	Delaware
Lidlington Engineering Company, Ltd.	Delaware
Truck and Bus Engineering U.K., Limited	Delaware
General Motors Overseas Distribution Corporation	Delaware
General Motors Africa and Middle East FZE	United Arab Emirates
GM International Sales Ltd.	Cayman Islands
GMODC Receivables Funding LLC	Delaware
GMODC Trade Receivables LLC	Delaware
General Motors (India) Marketing Private Limited	India
General Motors Peru S.A.	Peru
General Motors Product Services, Inc.	Delaware
General Motors Receivables Corporation	Delaware
General Motors Research Corporation	Delaware
General Motors Trade Receivables LLC	Delaware
General Motors U.S. Trading Corp.	Nevada
General Motors Uruguay, S.A.	Uruguay
Global Tooling Service Company Europe Limited	United Kingdom

Name of Subsidiary	State or Sovereign Power of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements

GM Auslandsprojekte GmbH	Germany
General Motors Auto	Russia
GM Auto Receivables Co.	Delaware
GM Eurometals, Inc.	Delaware
GM Finance Co. Holdings LLC	Delaware
GM GEFS HOLDINGS (CHC4) ULC	Canada
GM GEFS HOLDINGS CANADA ULC	Canada
GM GEFS L.P.	Nevada
GM Global Technology Operations, Inc.	Delaware
GM Global Tooling Company, Inc.	Delaware
GM Inversiones Santiago Limitada	Chile
General Motors Chile Industria Automotriz Limitada	Chile
General Motors de Argentina S.r.l.	Argentina
General Motors Peru S.A.	Peru
GM Personnel Services, Inc.	Delaware
GM Plats (Proprietary) Limited	South Africa
GM Powertrain Ltda.	Brazil
GM Preferred Finance Co. Holdings LLC	Delaware
GM Preferred Receivables LLC	Delaware
GM Technologies, LLC	Delaware
GM Worldwide Purchasing Austria GmbH	Austria
GM Worldwide Purchasing do Brasil Ltda.	Brazil
GM-DI Leasing Corporation	Delaware
GMETR Trade Receivables LLC	Delaware
GMI Diesel Engineering Limited K.K.	Japan
Holden New Zealand Limited	New Zealand
General Motors New Zealand Pensions Limited	New Zealand
LBK, LLC	Delaware
Lease Ownership Cooperative LLC	Delaware
Metal Casting Technology, Inc.	Delaware
Monetization of Carve-Out, LLC	Delaware
Motor Enterprises, Inc.	Delaware
Motors Holding San Fernando Valley, Inc.	Delaware
Multiple Dealerships Holdings of Albany, Inc	Delaware
National Motors Bank FSB	Delaware
New-Cen Commercial Corporation	Michigan
OnStar, LLC	Delaware
OnStar Global Services Corporation	Delaware
Saturn Corporation	Delaware
Saturn Distribution Corporation	Delaware
PIMS Co.	Delaware
Premier Investment Group, Inc.	Delaware
Remediation And Liability Management Company, Inc.	Michigan
Riverfront Development Corporation	Delaware
Riverfront Holdings, Inc.	Delaware
Riverfront Holdings III, Inc.	Delaware
Riverfront Holdings Phase II, Inc.	Delaware
Saab Automobili Italia S.r.l.	Italy
Saab Cars Holdings Overseas Corp.	Delaware
Saturn County Bond Corporation	Delaware
Sistemas de Compra Programada Chevrolet, C.A.	Venezuela
TX Holdco, LLC	Delaware
Vector SCM, LLC	Delaware
Vector SCM Asia Pacific Pte., Ltd.	Singapore
Vector SCM Australia Pty., Ltd.	Australia
Vector SCM Mexico S. de R.L. de CV	Mexico
Vector SCM Shanghai Co., Ltd.	China
Vector SCM, GmbH.	Germany
WRE, Inc.	Michigan
Grand Pointe Holdings, Inc.	Michigan

173 directly or indirectly owned subsidiaries

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